UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 2.02. Results of Operations and Financial Condition

On August 11, 2026, Immunic, Inc. (the “Company”) issued a press release, a copy of which is furnished herewith as Exhibit 99.1, announcing the Company’s financial results for the quarter ended June 30, 2026, and providing a corporate update (the “Earnings Release”).

The information contained in Item 2.02 of this Current Report on Form 8-K, including the Earnings Release, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (the “Commission”), except as shall be expressly set forth by specific reference in any such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

On August 6, 2026, the board of directors (the “Board”) of the Company appointed Elena Ridloff as a member of the Board, effective immediately. As a Class I director, Ms. Ridloff’s term lasts until the Company’s 2027 annual meeting of stockholders, and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Elena Ridloff, CFA, age 46, has served as a member of the board of directors of Kymera Therapeutics, Inc. since March 2021. Ms. Ridloff has served as the Chief Financial Officer of Sionna Therapeutics, Inc., a publicly traded life sciences company, since September 2021. Ms. Ridloff previously served as the Executive Vice President and Chief Financial Officer of ACADIA Pharmaceuticals Inc., or ACADIA, a publicly traded pharmaceutical company. Ms. Ridloff joined ACADIA in April 2018 as Senior Vice President, Investor Relations, where she led investor and financial communications activities, and served as ACADIA’s Chief Financial Officer from October 2018 to September 2021. Before ACADIA, Ms. Ridloff held various roles at Alexion Pharmaceuticals, Inc., or Alexion, including Executive Director, Investor Relations from April 2014 to January 2016, and Vice President, Investor Relations from January 2016 to March 2018. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also spent over a decade as an institutional investor and from July 2005 to January 2012 served as Managing Director at Maverick Capital, a hedge fund, where she was responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors. From September 2020 until its acquisition by Concentra Biosciences, LLC in June 2025, Ms. Ridloff served on the board of directors of Kronos Bio, Inc. Ms. Ridloff earned her B.A. in history and sociology of science from the University of Pennsylvania and is a Chartered Financial Analyst. We believe Ms. Ridloff is qualified to serve on our board of directors due to her financial and accounting expertise and her experience in the finance and life sciences industries.

In connection with her appointment as a director, Ms. Ridloff received an inaugural grant of options to purchase up to a total of 50,740 shares of the Company’s common stock, effective August 6, 2026, which vest on a monthly basis over a three year period. The foregoing options have an exercise price per share equal to the closing price of the Company’s common stock on The Nasdaq Stock Market on August 6, 2026 (the “Award”). Ms. Ridloff will also receive cash compensation for her service on the Board in accordance with the Company’s non-employee director compensation policy, as described in the Company’s most recent proxy statement, as may be adjusted from time to time as set forth in the Company’s filings and reports made with the Securities and Exchange Commission.

There is no relationship or agreement between Ms. Ridloff and any other person pursuant to which she was appointed as a director of the Company and there is no family relationship between Ms. Ridloff and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Ms. Ridloff which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act, other than as set forth in this Current Report on Form 8-K.

Ms. Ridloff and the Company will enter into a customary indemnity agreement, substantially in the form filed as Exhibit 10.7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2026.

Resignation of Dr. Daniel Vitt

On August 6, 2026, Daniel Vitt, resigned as a member of the Board. The resignation of Dr. Vitt was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board is deeply grateful for Dr. Vitt’s service, dedication, and contributions to the Company.

As previously disclosed, on May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. Since June 1, 2026, Dr. Vitt continued to retain responsibility for scientific strategy and portfolio advancement and there were no changes to the Company’s compensation arrangements with Dr. Vitt.

On August 7, 2026, the Company entered into a Separation Agreement (the “Separation Agreement”) with Dr. Vitt, pursuant to which Dr. Vitt’s employment with the Company terminated on such date (the “Separation Date”). Pursuant to the Separation Agreement, Dr. Vitt agreed to serve as Chair of the Company’s Scientific Advisory Board (the “SAB”).

In addition, Dr. Vitt entered into an agreement with Immunic AG, a wholly owned subsidiary of the Company (the “Company Subsidiary”), pursuant to which he ceased to be a member of the Executive Board of the Company Subsidiary as of the Separation Date, and his service agreement with the Company Subsidiary, dated December 18, 2023 (the “Service Agreement”), terminated without any ongoing obligations. From the date of the Separation Agreement through the Separation Date, (a) the Company agreed to pay Dr. Vitt all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings, and (b) the Company Subsidiary agreed to pay Dr. Vitt all accrued salary earned under the Service Agreement through the Separation Date, subject to standard payroll deductions and withholdings, and the Company and the Company Subsidiary agreed to pay Dr. Vitt for all accrued and unused vacation days on the Company’s first regular payroll payday following the Separation Date.

Commencing on the Separation Date, Dr. Vitt began serving as a consultant to the Company Subsidiary for an initial period of twelve

(12) months (the “Consulting Period”), in addition to serving as Chair of the SAB, providing consulting services on an as-needed basis for up to fifteen (15) hours per month, in exchange for a monthly retainer of €15,000. Dr. Vitt also agreed to non-competition and non- solicitation covenants through the Consulting Period and for six (6) months following the date he ceases to be a member of the SAB. In addition, the Company and the Company Subsidiary agreed to provide Dr. Vitt with severance benefits, subject to his timely execution and non-revocation of a release of claims in favor of the Company, including (i) a salary payment consisting of his base salary and the monthly installment of his fixed annual salary under the Service Agreement, in each case for a period of sixteen and one-half (16.5) months following the Separation Date, of which the first twelve (12) installments (equal to $670,000 in the aggregate) will be paid in a lump sum on the first regular payroll payday following the Release Effective Date (as defined in the Separation Agreement) and the remaining four and one-half (4.5) months will be paid in five (5) monthly installments (the last at half pay) beginning on the first regular payroll payday following the one-year anniversary of the Release Effective Date, (ii) an aggregate bonus payment of $276,375 (or the Euro equivalent), equal to seventy-five percent (75%) of his target bonus for fiscal year 2026, payable in a lump sum on or before the Company’s first regular payroll payday following the Release Effective Date, and (iii) reimbursement from the Company Subsidiary for the monthly cost of obtaining healthcare in Germany, in an amount not to exceed €1,500 per month, for a period of eighteen (18) months following the Release Effective Date. Additionally, 100% of Dr. Vitt’s outstanding equity awards vested as of the Separation Date, and Dr. Vitt will have three (3) years following the Separation Date to exercise any vested equity awards. The Company also agreed to reimburse Dr. Vitt for legal fees incurred in connection with the negotiation of the Separation Agreement, up to a maximum of $20,000.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing the appointment of Ms. Ridloff. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference. The information set forth in this Item 7.01 and in Exhibit 99.2 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.2 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10.1	Separation Agreement, dated as of August 7, 2026, between Immunic, Inc. and Dr. Daniel Vitt.
99.1	Press Release dated August 10, 2026.
99.3	Press Release dated August 11, 2026
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 11, 2026	Immunic, Inc.

	By:	/s/ Erik Lundgren
Erik Lundgren
Chief Executive Officer